                                                                    EXHIBIT 4.10

THE SECURITIES REPRESENTED BY THIS WARRANT, INCLUDING THE UNDERLYING COMMON STOCK, HAVE NOT BEEN REGISTERED WITH, APPROVED OR OTHERWISE REVIEWED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER FEDERAL OR STATE AGENCY. THE SECURITIES HAVE BEEN ISSUED TO THE PERSON WHOSE NAME APPEARS ON THE FACE OF THIS WARRANT IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAW. BEFORE THIS WARRANT MAY BE TRANSFERRED TO ANY THIRD PARTY, AN OPINION OF COUNSEL MUST BE OBTAINED STATING THAT THE OFFER, SALE OR PURCHASE, AS THE CASE MAY BE, WILL NOT VIOLATE FEDERAL OR ANY STATE'S SECURITIES LAWS. THESE SECURITIES ARE ALSO SUBJECT TO RESTRICTIONS IMPOSED BY THE CERTIFICATE OF INCORPORATION AND BYLAWS OF THE CORPORATION. A COPY OF THE CORPORATION'S CERTIFICATE OF INCORPORATION AND BYLAWS CAN BE OBTAINED AT THE OFFICES OF THE CORPORATION.


                                  Additional

                             Warrant to Purchase
                                     Up To
                        416,667 Shares of Common Stock


                             CASINO AMERICA, INC.

            (Incorporated under the laws of the State of Delaware)

                            STOCK PURCHASE WARRANT

          Void after 5:00 p.m., Eastern Standard Time, on May 3, 2001

     This is to certify that Crown Casino Corporation ("Holder"), or its assigns, is entitled, subject to the terms and conditions hereinafter set forth, on or before 5:00 p.m. Eastern Standard Time, on May 3, 2001 to purchase up to 416,667 Shares of Common Stock ("Share(s)") of Casino America, Inc. (the "Company") from the Company at an exercise price of $12.00 Dollars (the "Exercise Price") per Share. Upon presentation and surrender of this Warrant, together with the form of subscription duly executed and the payment to the Company of the Exercise Price in the manner provided in Section 1 hereof, the Holder will be entitled to receive a certificate representing the Shares so purchased. If this Warrant is exercised in respect of less than all of the Shares covered hereby, then Holder shall be entitled to receive a new warrant covering the number of Shares in respect of which this Warrant shall not have been exercised.

     1. The purchase rights represented by this Warrant are exercisable at the option of the Holder at any time within the period specified above in increments of not less than $1,000,000, for all or any whole number of Shares which are subject to this Warrant. The company agrees to reserve from its authorized and unissued shares a sufficient number of unissued Shares to provide for the issuance and delivery of all shares purchasable pursuant to this Warrant. This Warrant is exercisable only in exchange for the forgiveness and cancellation of outstanding principal due and payable under that certain Purchase Money Note B (the "Note") dated May 3, 1996 issued to Holder by the Louisiana Riverboat Gaming Partnership, in no event may the amount of such redemption exceed $5,000,000, and this Warrant may not be exercised until after exercise of that certain Amended and Restated Warrant of even date herewith.

     2. Except to the extent that this Warrant expressly provides otherwise, the Holder shall not be entitled to any of the rights of a shareholder of the Company; but immediately upon the exercise of this Warrant and upon payment and receipt by the Company as provided herein, the Holder shall be deemed a record owner of the shares so purchased and, as such, shall have all of the rights of such a record owner.

     3. Subject to the limitations and restrictions provided herein and by operation of federal and state securities laws, this Warrant and all rights hereunder are transferable by the Holder to a transferee of the Note, in person or by duly authorized attorney, on the books of the Company upon surrender of this Warrant, properly endorsed, to the Company. The Shares when issued shall be validly issued, fully paid and nonassessable.

     4. The Company may deem and treat the Holder as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

     5. Unless such exercise is registered or exempt from registration under federal and state security laws, this Warrant shall not be exercisable except for a security which at the time of such exercise is exempt under the Securities Act, is the subject matter of an exempt transaction, is registered by description, by coordination, or by qualification, or at such time is the subject matter of a transaction which has been registered by description.

     6. The number of Shares purchasable to this Warrant and/or the Exercise Price shall be subject to adjustment from time to time as hereinafter set forth in the following subsections of this Section 6.

          a. In any of the following events, occurring hereafter, appropriate adjustment shall be made in the number of Shares purchasable pursuant to this Warrant and/or the Exercise Price, so as to maintain the proportionate interest of the Holder: (i) recapitalization of the Company through a split-up of the outstanding common shares or a combination of the outstanding common shares into a lesser number; (ii) declaration of a dividend on the common shares, payable in common shares or other securities convertible into common shares; or (iii) any stock split or reverse stock split with respect to the common shares. Irrespective or any adjustment or change in the purchase price per share or in the number of the Shares purchasable pursuant to this Warrant, such Warrant may continue to express the purchase price per share and the number of shares purchasable hereunder as expressed when initially issued.

          b. If the Company offers for subscription any of its shares of capital stock or other securities convertible into common shares, to the record owners of the common shares as a class or classes, the Holder shall be entitled to subscribe for the same number of common shares as the Holder would have been entitled to purchase had the Holder theretofore fully exercised this Warrant and become a shareholder.

          c. In the event that the Company, or any successor, shall be consolidated or merged with or into another entity, or all or substantially all of the Company's assets shall be sold to another corporation in exchange for stock with the view of distributing such stock to the Company's shareholders, the Holder shall have the right thereafter to receive upon the exercise of this Warrant the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or conveyance, and adequate provisions to that effect shall be made a condition of such consolidation, merger, sale or conveyance. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section of the Warrant. The Holder shall receive notice of any such transaction.

          d. In the event that any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, shall at any time be proposed, the Company shall give to the Holder at least 20 days' prior written notice of the date as of which the record owners of the Shares will be fixed in respect of their right to exchange their Shares for the securities or other property distributable upon such dissolution, liquidation or winding up. In the event that such dissolution, liquidation or winding up shall actually take place, this Warrant and all rights with respect hereto shall automatically terminate and become null and void as of the fixed date referred to above.

          e. Upon the occurrence of any event requiring any adjustment of the number of Shares purchasable pursuant to this Warrant and/or the purchase price per share, the Company shall promptly give to the Holder written notice thereof and the adjustment(s) resulting therefrom, which notice shall set forth in reasonable detail the computations which constitute the basis for such adjustment(s). The Company's Board of Directors shall in good faith determine all such adjustments, which shall be binding upon the parties.

     7. Each certificate for the Shares purchasable pursuant to this Warrant will, when issued, bear a legend which describes and/or refers to the restrictions imposed on the transfer of the Shares by federal and state securities laws as well as any standard gaming legend then required to be affixed to the certificates by any state regulatory authorities.

     8. a. The Holder may request on a one-time basis registration under the Securities Act of 1993, as amended (the "Act"), and appropriate state securities laws, of all or part of the Shares. Promptly upon receipt of such request, the Company will prepare and file a registration statement with the Securities and Exchange Commission ("SEC") with respect to the Shares to be registered, and use its best efforts to cause such registration statement to become effective.

          b. The Company shall advise the Holder by written notice at least twenty (20) days prior to the filing of any new registration statement or post-effective amendment thereto under the Act covering securities of the Company and will, upon request include in any such new registration statement (and any related qualification under blue sky laws or other compliance) such information as may be required to permit a public offering of all or any portion of the Shares.

          c. However, no such obligations shall apply (i) to a registration statement on Forms S-4 or S-8 (ii) if any underwriter of the Company's securities determines for any reason that it would not permit such registration; or (iii) if the Holder has had two prior opportunities to have its securities registered.

          d. The Company and the Holder shall supply and furnish indemnification in the manner set forth herein.

          e.  The following provisions of this Section shall also be applicable:

               (i) The Holder shall bear all of the fees and disbursements of its own counsel and its pro rata share of any registration fees, transfer taxes or underwriting discounts or commissions or other underwriting compensation and charges applicable to the Shares sold by it pursuant hereto; the Company shall pay all other costs, expenses, commissions and other fees of such registration.

               (ii) The Company shall indemnify and hold harmless the Holder and each underwriter, within the meaning of the Act, who may purchase from or sell for such Holder any Shares from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the registration statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such Holder or underwriter expressly for use therein. The Holder or underwriter shall at the same time indemnify the Company, its directors, each officer signing the related registration statement and each person, if any, who controls the Company from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by such Holder or underwriter expressly for use therein.

          f. The Company's agreements in this Section shall continue in effect regardless of the exercise and surrender of this Warrant.

          g. This right of registration shall in all instances be subject and limited to a proration of securities if requested by an underwriter, with all other Shareholders of the Company who own restricted securities and who request registration at such time.

          h. In the case of the filing of a registration statement pursuant to
Section 8a. hereof, the Company shall prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement, and shall use the best efforts to keep such registration statement effective for a period of one hundred eighty (180) days or upon notice from the Holder that the Shares subject to the registration statement have been sold, whichever occurs first.

          i. The Company shall furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Shares subject thereto.

          j. The Company will use its best efforts to register and qualify the Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions or to agree to any restrictions as to the conduct of its business in the ordinary course thereof.

     9. Notices herein required or permitted to be given to the Holder by the Company shall be given by first class mail, postage prepaid, addressed to the Holder at the address of such Holder appearing in the records of the Company and shall be deemed to have been given when sent pursuant to the provisions hereof.

     10. This Warrant shall be construed in accordance with the laws of the State of Delaware.

     11. The term "Holder" means the original holder of this Warrant and any transferee of this Warrant to whom the Note and this Warrant and the rights hereunder are assigned in accordance with Paragraph 3 hereof.

     IN WITNESS WHEREOF, the Company has caused this Additional Warrant to be duly executed on this 3rd day of May, 1996.


                                                CASINO AMERICA, INC.




                                                By: /s/ Allan B. Soloman
                                                    ---------------------


                                       6